Exhibit 99.1

FOR IMMEDIATE RELEASE

January 5, 2012

Contact:	Alan R. Engbring

(858) 646-1127

Website: www.vical.com

Vical Incorporated Announces Proposed Public Offering of Common Stock

SAN DIEGO—January 5, 2012—Vical Incorporated (Nasdaq:VICL) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. Citigroup, Credit Suisse Securities (USA) LLC and Leerink Swann LLC are acting as joint book-running managers and Rodman & Renshaw, LLC is acting as co-manager in the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Vical pursuant to two shelf registration statements previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on May 20, 2009 and January 29, 2010. Preliminary prospectus supplements related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplements relating to these securities may also be obtained, when available, from Citigroup, Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, at 1-800-831-9146 and at batprospectusdept@citi.com; from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, at 1-800-221-1037 and at newyork.prospectus@credit-suisse.com; or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, at 1-800-808-7525 and at Syndicate@Leerink.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Vical Incorporated

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed

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protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs.

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Vical’s expectations regarding the completion, timing and size of its proposed public offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Vical’s business and finances in general, and the other risks described in Vical’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in the preliminary prospectus supplements related to the proposed offering to be filed with the Securities and Exchange Commission. Vical undertakes no obligation to update the statements contained in this press release after the date hereof.

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